UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 14, 2014

___________

CARMAX, INC.

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	1-31420 (Commission File Number)	54-1821055 (I.R.S. Employer Identification No.)

12800 Tuckahoe Creek Parkway Richmond, Virginia (Address of principal executive offices)	23238 (Zip Code)

Registrant’s telephone number, including area code: (804) 747-0422

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 14, 2014, Beth A. Stewart, a member of the Board of Directors (the “Board”) of CarMax, Inc. (the “Company”), notified the Company that effective April 15, 2014, she would  resign from the Board to focus on her role as Chief Executive Officer of Trewstar Corporate Board Services.

Item 5.03        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Board of CarMax approved an amendment to Section 2.2 of the Company’s Amended and Restated Bylaws (the “Bylaws”), effective April 16, 2014. The amendment decreased the number of directors serving on the Board from eleven (11) to ten (10).

The description of the amendment to the Bylaws herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, as amended and restated April 16, 2014, which is filed herewith as Exhibit 3.1 and incorporated by reference herein.

Item 9.01.        Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description of Exhibit
3.1	CarMax, Inc. Bylaws, as amended and restated April 16, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMAX, INC.

(Registrant)

Dated:  April 17, 2014By: /s/ Eric M. Margolin

Eric M. Margolin

Senior Vice President,

General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Exhibit
3.1	CarMax, Inc. Bylaws, as amended and restated April 16, 2014